EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF

GRIPEVINE INC.

FORM 10-Q FOR THE QUARTER ENDED NOVEMBER 30, 2016

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Hue, am the Chief Executive Officer and Chief Financial Officer of Gripevine Inc., formerly known as Baixo Relocation Services, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for quarter ended November 30, 2016 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 17, 2017	By:	/s/ Richard Hue
Richard Hue
Chief Executive Officer, Chief Financial Officer and Director